EXH10-23

                            SHARE PURCHASE AGREEMENT

     THIS AGREEMENT made as of this 11th day of January, 1996 between TECHMAN INTERNATIONAL CORPORATION, INC. ("the Purchaser") and FIBERCORE, INC. ("the Company") a Nevada Corporation.

         WHEREAS the Purchaser and the Company executed a Term Sheet dated January 3, 1996 for purchase and sale of 200,000 shares of the Company's common stock; and

     WHEREAS pursuant to the Term Sheet the Purchaser and the Company are required to document such purchase and sale;

         NOW THEREFOR in consideration of the premises and the mutual covenants and agreements herein contained the parties agree as follows:

1.       Offer

1.1 The Purchaser hereby agrees to purchase 200,000 shares of the Company's common stock at the purchase price of $5.00 per share subject to the conditions hereinafter set forth;

1.2 Upon execution and delivery of this Agreement by both parties the Purchaser will pay to the Company the sum of $100,000 (which amount has been previously paid) and execute and deliver to the Company a secured promissory note in the amount of $900,000 in the form of Exhibit A attached hereto.

1.3 Upon acceptance of the offer and in addition to the delivery of the 200,000 shares of the Company to the Purchaser, the Company shall deliver to Purchaser 150,000 warrants, granting the Purchaser the right to purchase 150,000 common shares of the Company for a purchase price of $6.00 per share exercisable in whole or in part at any time within a 2 year period.

1.4 Upon the execution by all of the partners of Fiber Optic Industries Limited ("FOI") of all of the documents required to complete the formation of FOI, the Company will issue 42,500 shares of its common stock to the Purchaser.

1.5 Upon the execution of an exclusive supply agreement between the Company and FOI for the supply of preforms, the Company will issue to the Purchaser 42,500 shares of its common stock.

2.       Acceptance

2.1 The Company agrees to sell to the Purchaser 200,000 Shares at the subscription price of $5.00 per Share subject to the terms and conditions of this Agreement, to deliver the 150,000 warrants referred to in clause 1.3, and to deliver the shares referred to in clauses 1.4 and 1.5 upon the occurrence of the events described therein.


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3        Delivery of Shares and Warrants

3.1 Upon payment of the purchase price for the 200,000 shares, the Company shall deliver to the Purchaser one or more stock certificates registered in the name of the Purchaser, and shall deliver the warrants registered in Purchaser's name.

4. Representations and Warranties of the Company

4.l The Company hereby represents and warrants to, and covenants with the Purchaser as follows:

         (a) Organization and Standing of the Company. The Company is a corporation duly organized and validly existing under the laws of the state of Nevada and is in good standing under such laws. The Company is not in violation of its Certificate of Incorporation or Bylaws. The Company has all requisite corporate power and authority for the ownership and operation of its properties and assets, and to carry on its business as presently conducted or now proposed to be conducted.

         (b) Corporate Action. The Company has all the necessary corporate power and has taken the corporate action required to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company for the authorization, execution, delivery, and performance of this Agreement by the Company, the authorization, sale, issuance, and delivery of the Shares and the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms. The issuance of the shares does not require any further corporate action, will not be subject to preemptive rights or other preferential rights in any present stockholders of the Company and will not conflict with any provisions of any agreement to which the Company is a party or by which it is bound.

         (c) Capitalization, Status of Capital Stock. The Company has a total authorized capitalization consisting of 20,000,000 shares of Common Stock, $.01 par value. Schedule A attached hereto lists outstanding shares, options and warrants as of January 3, 1996.

         (d) Government Approvals. No authorization, consent, approval, license, exemption, from or filing of registration with any court of governmental department, commission, board, bureau, agency or instrumentality, domestic, or foreign, is or will be necessary for the execution and delivery by the Company of this Agreement, except for certain filing under state securities laws the offer and sale of the shares will be exempt from the registration requirements of applicable federal and state securities laws.

         (e) Compliance with Other Instruments. Neither the execution, issuance and delivery of this Agreement or the shares, nor the consummation by the Company of any transaction contemplated hereby or thereby, constitutes or results in or will constitute or result in a default or violation of any term or provision of the charter and By-laws of the Company, as amended and in


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effect,  and the terms and  provisions  of the  mortgages,  indentures,  leases, agreements, and other instruments and of all judgments, decrease, governmental orders, statutes rules, or regulation by which the Company or its properties are bound.

         (f) Financial Statements. The audited financial statements for the period ending December 31, 1994 previously supplied to an officer of the Purchaser and the related statements of shareholders equity and cash flows and notes thereto, all of which are accompanied by the related audit opinion of the Company's independent certified public accountants, Mottle, McGrath & Company have been prepared in accordance with generally accepted accounting principals applied on a consistent basis throughout the period covered by such statements and present fairly the Company's financial condition and results of operations and statements of cash flows as of the dates indicated.

5. Purchaser Representations

5.1 In connection with this subscription, the Purchaser hereby makes the following acknowledgment and representations:

         (a) The execution of this Agreement has been duly authorized by all necessary action on the part of the Purchaser, has been duly executed and delivered, and constitutes a valid, legal, binding, and enforceable agreement of the Purchaser;

         (b) The Purchaser is acquiring the Shares for it own account, for investment, and not with a view to any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Act");

         (c) The Purchaser understands that because the Shares have not been registered under the Act, it cannot dispose of any of the Shares unless such Shares are subsequently registered under the Act or exemptions from such registration are available. The Purchaser acknowledges, and understand that, it has no right to require the Company to register the Shares. The Purchaser further understands that the Company may, as a condition to the transfer of any of the Shares, require that the request for transfer be accompanied by an opinion of counsel, in form and substance satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the Act, unless such transfer is covered by an effective registration statement under the Act. The Purchaser understands that each certificate representing the shares will bear the following legend or one substantially similar thereto:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933, or an opinion of counsel satisfactory to the corporation that registration is not required under such Act.


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         (d) The  Purchaser  understands  the offering is being made pursuant to the exemption from registration with the Securities and Exchange Commission (the "Commission") afforded by
Section 4 (2) of the Act and/or Regulation D adopted by the Commission relating to transactions by an issuer not involving any public offering, and similar federal, state, and foreign laws or policies. Consequently, the memorandum and related offering materials have not been subject to review and comment by the staff of the commission or by any state or foreign securities commission.

         (e) The Purchaser acknowledges that during the course of this transaction and prior to sale, it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of its investment, and to obtain any additional information of the same kind that is specified in Part I of a Registration Statement on Form SB-2 under the Act, or that obtained. The Purchaser or its purchaser representative has examined the information furnished by the Company and, through discussions and examination of such materials as the Purchaser has requested, has obtained sufficient information upon which to make an investment decision. The Purchaser is familiar with the type of investment which the shares constitute, and has reviewed the merit and risks of this investment to the extent deemed advisable by the Purchaser. The Purchaser has such knowledge and experience in financial and business affairs that it is capable of evaluation the merits and risks of investing in the shares, and acknowledges that it is able to bear the economic risks of this investment. Further, the Purchaser understands all matters in this Agreements.

         (f) The investment in the Company by the Purchaser does not constitute a principal portion of the Purchaser's total assets and the Purchaser is able to afford a complete loss of the investment contemplated herein.

6. Covenants of the Company

6.1 Annual Reports. The Company agrees to use its best efforts to deliver to the Purchaser, as soon as practicable after the end of each fiscal year and in any event within 120 days thereafter, a consolidated balance sheet of the Company as at the end of such fiscal year, a consolidated Statement of Cash Flow of the Company for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants selected by the Company.

6.2 Quarterly Reports. The Company agrees to use its best efforts to deliver to the Purchaser as soon as practicable after the end of each of the first three quarterly fiscal periods in each fiscal year and in any event within 60 days thereafter, a consolidated balance sheet of the Company as at the end of such period, a consolidated statement of operations and a consolidated statement of Cash Flow of the Company for such period, in each case prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified; subject to changes resulting from audit adjustments, by the principal financial or accounting officer of the Company.


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6.3 Inspection.  The Company agrees to permit any authorized  representative  of the Purchaser to visit the Company to discuss its affairs and finances with its officers, all upon reasonable notice to the Company, at such reasonable times and as often as may be reasonably requested.

6.4 Purchaser's Right to Receive Reports. The Company shall deliver the reports or give the rights specified in Paragraph 6.1, 6.2, and 6.3 to the Purchaser until the earlier of: (i) the closing date of the Company's first underwritten public offering pursuant to an effective registration statement filed under the Act; or (ii) until the Purchaser no longer holds any shares.

7. No Waiver

7.1 Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Purchaser, the Purchaser does not thereby or in any other manner waive any rights granted to it under federal and state securities laws.

8. Survival of Representation Warranties and Agreements

         Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations, and warranties made by the Company and the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the shares being purchased and the payment therefor.

9. Transferability

9.1 The Purchaser agrees not to transfer or assign this Agreement, or any of its interest herein and further agrees that any assignment or transfer of the shares shall be made only in accordance with applicable securities laws and that an appropriate legend with respect there to may be placed by the Company on any certificate evidencing such Shares.

10. Miscellaneous

10.1 Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered to the Purchaser at:

         Techman International Corporation, Inc.
         240 Sturbridge Road
         Charlton City, MA  01508

and to the Company at:

         174 Charlton Road
         P.O. Box 206
         Sturbridge, MA 01566


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10.2  Governing Law. This  Agreement  shall be construed in accordance  with the governed by the laws of the Commonwealth of Massachusetts without giving effect to the conflict of laws.

10.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

10.4 Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and by the Purchaser.

10.5 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

10.6 Severability. In case any provision contained in this Agreement should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts, have been signed by each party hereto and delivered to the other party.

10.8 Pronouns. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons, firm or other entity may require in the context thereof.

         IN WITNESS WHEREOF that parties hereto have caused this Agreement to be executed by their duly authorized representatives the day and year first above written.

                                      TECHMAN INTERNATIONAL CORPORATION, INC.

                                      By:___/s/___________________________

                                      Title: Chairman/CEO


                                      FIBERCORE, INC.

                                      By:___/s/___________________________
                                               Mohd A. Aslami

                                      Title: Chairman/CEO


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                                    EXHIBIT A

                                 PROMISSORY NOTE

$900,000                                                         Sturbridge, MA
                                                               January 11, 1996

         FOR VALUE RECEIVED, Techman International Corporation, Inc., a Massachusetts corporation ("Payor") hereby unconditionally promises to pay to the order of FiberCore, Inc., a Nevada corporation ("Payee") at its address at 174 Charlton Rd, Sturbridge, MA, 01566, the principal sum of Nine Hundred Thousand Dollars ($900,000) as follows:

         Payment Due Date           Principal Amount
         ----------------           ----------------
         March 31, 1996                     $100,000
         April 30, 1996                     $100,000
         May 31,1996                        $100,000
         June 30, 1996                      $100,000
         July 31, 1996                      $100,000
         August 31, 1996                    $100,000
         September 30, 1996                 $100,000
         October 31, 1996                   $100,000
         November 30, 1996                  $100,000

Interest shall accrue and be paid on the unpaid principal amount of this promissory note at the London Interbank Offered Rate (LIBOR) for six month deposits as quoted in The Wall Street Journal on the business day immediately preceding each Payment Due Date. Accrued interest shall be paid on each Payment Due Date.

         This Promissory Note is secured by a collateral assignment of all of Payor's right, title and interest in 285,000 shares of Payee's common stock and 150,000 warrants to purchase 150,000 shares of Payee's common stock, as further described in a Share Purchase Agreement, of even date) between Payor and Payee. Payor will execute such documents and take all action necessary or advisable, as requested by Payee, to perfect Payee's security interest in the shares of common stock and warrants and otherwise to carry out the interest and purposes of this collateral assignment.

         This Promissory Note may be prepaid in whole or in part at any time or from time to time without penalty or premium, together with interest accrued on the amount so prepaid.

         The principal amount of this Promissory Note and interest accrued thereon shall become immediately due and payable, without presentation, protest, notice or further demand, all of which are expressly waived, in the event of the default in any payment of interest or principal when due or in the event of the filing by or against the Payor of a petition in bankruptcy or reorganization or insolvency.

         IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be duly executed and delivered as of the date set forth above.

                                         Techman International Corporation, Inc.

                                         By:___/s/_________________________

                                         Title: Chairman/CEO